SUBVERSIVE CAPITAL ADVISOR LLC

CODE OF ETHICS

October, 2022

This Code of Ethics (the “Code”) is the sole property of Subversive Capital Advisor LLC (the “Firm”). Supervised Persons must return this Code to the Firm upon termination of their association with the Firm. The contents of the Code are strictly confidential. Supervised Persons may not duplicate, copy or reproduce the Code in whole or in part or make it available in any form to non-Supervised Persons without prior approval in writing from the Firm’s Chief Compliance Officer (“CCO”).

TABLE OF CONTENTS
INTRODUCTION    1
I.General    5
A.Statement of General Principles    5
B.Initial and Annual Acknowledgment    5
C.Reporting Violations of the Code of Ethics    6
D.Exceptions    6
II.Supervised Persons’ Conduct    7
A.Conflicts of Interest    7
B.Outside Business Activities    7
C.Gifts and Entertainment    7
D.Political Contributions    10
III.Prevention and Detection of Insider Trading    11
IV.Personal Trading Policies and Procedures    12
A.Personal Trading Accounts    12
B.Securities Reporting    12
C.Preclearance Procedures    14
D.Review    14
E.Remedial Actions    15
F.Confidentiality of Reporting    15
Appendix A    16
Appendix B    17
Appendix C    32
Appendix D    34
Appendix E    35

INTRODUCTION

This Code is applicable to each Access Person and Supervised Person (as defined below and used interchangeably throughout this Code) of the Firm and is intended to govern the activities and conduct of Access Persons and Supervised Persons on behalf of the Firm, as well as certain personal activities and conduct of Accessed Persons and Supervised Persons. The Code does not attempt to serve as a comprehensive guide regarding the conduct of Access Persons and Supervised Persons, but rather is intended to establish general rules of conduct and procedures applicable to all Access and Supervised Persons. The Firm’s CCO will maintain a list of all Access Persons and Supervised Persons.

The Firm’s CCO is responsible for administering and implementing this Code. All Supervised Persons are required to be thoroughly familiar with the Firm’s standards and procedures as described in this Code. Any questions regarding this Code, or other compliance issues, must be directed to the CCO. The CCO may, from time to time, appoint a designee to carry out certain responsibilities of the post.

In addition, the Firm acts as adviser solely to Exchange-Traded Funds (“ETFs”) which are investment companies registered under the Investment Company Act of 1940 (the “Investment Company Act”). Per Rule 17j-1 under the Investment Company Act, investment advisors to registered investment companies must annually provide to the registered investment company’s board of directors a written report that:

•Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and
•Certifies that the investment advisor has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

The following defined terms are used throughout the Code:

“Access Person,” means any Supervised Person of the Firm who: (i) has access to nonpublic information regarding the ETFs’ purchase or sale of securities, or (ii) is involved in making securities recommendations to ETFs, or who has access to such recommendations that are nonpublic. All members of the Investment Committee (other than Investment Committee members that are not being treated as Supervised Persons) and all managers, members, officers and partners of the Firm are deemed to be Access Persons. Certain of the Firm’s consultants or temporary workers may be deemed Access Persons, as determined from time to time by the CCO. As of the date of this Code, all Supervised Persons of the Firm are deemed to be Access Persons.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“BasisCode” refers to the centralized compliance reporting system used by the Adviser’s CCO. Once the Adviser is onboarded, BasisCode will be utilized to facilitate the dissemination and collection of data as well as the reporting requirements of the Code.

“Beneficial Ownership” in Securities means direct or indirect pecuniary interest in the Securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise. An Access Person is presumed to be a Beneficial Owner of Securities that are held by his or her Immediate Family Members sharing the Access Person’s household or to whom the Access Persons provides primary financial support.

“Chief Compliance Officer” or “CCO” means such person as may be designated from time to time.

“Code” means the Firm’s Code of Ethics.

“Firm” means Subversive Capital Advisor LLC.

“Immediate Family Members” include children, step-children, grandchildren, parents, step- parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

“Initial Public Offering” or “IPO” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

“Investment Committee” means the committee established for each ETF, as set forth in the governing documents for such ETF.

“Material Non-Public Information” or “MNPI” means information that has not yet been effectively communicated to the applicable marketplace or that is not otherwise a matter of public knowledge for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or that is reasonably certain to have a substantial effect on the price of an issuer’s securities.

“Non-Reportable Account” means any investment or trading account, which meets the definition of Personal Trading Account and which holds exclusively Securities that are not Reportable Securities.

“Non-Reportable Securities” include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) money market instruments; (iv) shares issued by open-end registered investment companies (e.g., open-end mutual funds), unless the Firm or a control affiliate acts as the investment adviser or principal underwriter for the fund.

“Personal Trading Account” means a personal investment or trading account of an Access Person or an account related to a personal investment or trading account of an Access Person. Personal Trading Accounts include accounts for: (i) trusts for which an Access Person acts as trustee, executor, custodian or discretionary manager; (ii) the benefit of the Access Person’s spouse or minor child; (iii) the benefit of any Immediate Family Member living with the Access Person; and (iv) the benefit of any person to whom the Access Person provides material financial support.

It may be possible for Access Persons to exclude accounts held personally or by Immediate Family Members sharing the same household if the Access Person does not have any direct or indirect influence or control over the accounts, or if the Access Person can rebut the presumption of beneficial ownership over family members’ accounts. Access Persons should consult with the CCO before excluding any accounts held by Immediate Family Members sharing the same household.

A Personal Trading Account may also include an investment or trading account over which an Access Person exercises control or provides investment advice or a proprietary investment or trading account maintained for the Firm or its Access Persons.

“Private Investment” means an offering of Securities that is exempt from registration under the Securities Act, pursuant to Section 4(a)(2) or Section 4(a)(6) or pursuant to Rules 504, 505 or 506 of Regulation D.

“Reportable Securities” refers to securities reportable under this Code, and generally will include all Securities but for this purpose will not include Non-Reportable Securities.

“Restricted List” refers to the list the CCO will maintain containing the names of Securities which are determined to be at risk for potential conflicts of interest. Securities held or under consideration to be purchased or sold by funds managed by the Adviser are typically considered Restricted.

“SEC” means the U.S. Securities and Exchange Commission.

“Security” or “Securities” means any, or a combination of any, note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of or warrant or right to subscribe to or purchase any of the foregoing. Security also includes any Digital Security. Commodities, futures and options traded on a commodities exchange are not considered securities.

Any Access Person who wishes to purchase, acquire or sell any asset that is issued and transferred using distributed ledger or blockchain technology, including, but not limited to, virtual currencies, cryptocurrencies, digital “coins” or “tokens” (“Digital Assets”), should consult with the CCO as to whether such Digital Asset would be considered a Security, and specifically a “Digital Security”, for purposes of this policy. A Digital Asset is likely to be considered a Digital Security if it is offered and sold as an investment contract. On April 3, 2019, the SEC published a framework for investment contract analysis of Digital Assets.1 The CCO may use this framework, among other relevant SEC guidance, to determine whether a Digital Asset would be considered a Digital Security for the purposes of this policy. If the CCO determines that such Digital Asset should be considered a Digital Security, the Digital Asset will be considered a Reportable Security for purposes of this policy

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Firm or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm. Certain of the Firm’s consultants or temporary workers may be deemed Supervised Persons, as determined from time to time by the CCO. Supervised Persons expressly do not include any individual or entity providing consulting services or services under a service agreement, if such services do not involve MNPI related to the work or services rendered to the Firm.

“Third-Party Managed Account” means an account for which an Access Person has designated investment discretion entirely to a third party. In such account, the Access Person cannot exercise any investment discretion in the purchase or sale of Securities. The CCO has authority under this Code to determine at any time whether a particular account qualifies or continues to qualify as a Third-Party Managed Account, whether additional information should be provided by the relevant Access Person or whether additional steps must be taken by the relevant Access Person in order to maintain Third-Party Managed Account status for the relevant account.

Other capitalized terms used herein may be defined elsewhere in the Code or have the respective meanings given such term under applicable law.

1 https://www.sec.gov/files/dlt-framework.pdf

I.General

A.Statement of General Principles

This Code describes the Firm’s policies and procedures covering a wide range of activities applicable to Supervised Persons, and has been adopted, in conjunction with the Firm’s Compliance Manual (the “Manual”), to satisfy the obligations of an investment adviser registered with the SEC in connection with Rule 206(4)-7 under the Advisers Act. As an investment adviser, the Firm has a fiduciary duty to place its client’s interests before the interests of the Firm and its Supervised Persons.

It is critical that Supervised Persons avoid any situation that might present, or appear to present, any actual or potential conflict of interest with the interests of the ETFs, or compromise or appear to compromise, Supervised Persons’ ability to exercise fully their independent best judgment for the benefit of the ETFs.

Access Persons are prohibited from the following unlawful acts:

1.To employ any device, scheme or artifice to defraud the Fund;
2.To make any untrue statement of a material fac to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
3.To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
4.To engage in any manipulative practice with respect to the Fund.

Failing to comply with the Code may lead to disciplinary actions, including, but not limited to cancellation of personal trading transactions, disgorgement of profits from such transactions, suspension of personal trading privileges, suspension of employment or termination of employment. The CCO, together with the advice of counsel and other senior managers as the CCO shall deem necessary or advisable, will determine what disciplinary and remedial action is warranted, taking into consideration the relevant facts and circumstances, including, among other factors, the severity of the violation, possible harm to the ETFs and their shareholders and whether the Supervised Person has previously engaged in any improper conduct.

B.Initial and Annual Acknowledgment

Each Supervised Person upon affiliation with the Firm is required to sign the Code of Ethics Certification Form (see example in Appendix A), either a hard-copy or via electronic form via BasisCode, acknowledging that he or she has received a copy of the Code and certifying that he or she has read and understands the Code and agrees to abide by its provisions. Thereafter, each Supervised Person shall at least annually sign a Code of Ethics Certification Form, reaffirming that he or she continues to abide by the Code’s provisions.

C.Reporting Violations of the Code of Ethics

The Firm regards any violation of the Code of Ethics as a breach of its rules. Accordingly, any Supervised Person who violates any element of the Code of Ethics may be subject to remedial and/or disciplinary action, which may include, but is not limited to, any one or more of the following: (1) a warning; (2) disgorgement of profits; (3) imposition of a fine (which may be substantial); (4) demotion (which may be substantial); (5) withholding of salary and / or bonus;
(6) suspension of employment (with or without pay); (7) termination of employment; or (8) referral to governmental authorities for possible civil action or criminal prosecution.

All Supervised Persons must promptly report any violations of the Code to the CCO in writing. Any violations reported to or discovered by the CCO shall be promptly reviewed and investigated. The CCO may determine to consult with counsel or otherwise as deemed appropriate.

All reported Code violations (or reporting of possible violations) will be kept confidential, except as required by applicable law. Any retaliation for reporting a violation of the Code in good faith will constitute a further violation of the Code, as well as a possible violation of the anti-retaliation provisions of the SEC’s Whistleblower Rule, Section 21F of the Securities Exchange Act. For more information, please refer to the “Whistleblower Policy” in the Manual.

If the CCO determines that a violation of the Code has occurred, the CCO will promptly report the violation, and any associated action(s), to the Firm’s senior management. If senior management determines that the violation may involve a fraudulent, deceptive or manipulative act, the Firm will report its findings to the ETF’s Board of Directors pursuant to Rule 17j-1.

The CCO will keep record of each violation and any action taken as a result of any such violation for 5 years from end of fiscal year in which the violation occurs in an easily accessible place.

D.Exceptions

Any exceptions from the policies and procedures set forth in this Code may be granted only by the CCO. A Supervised Person should contact the CCO if he or she believes a particular situation warrants an exception.

II.Supervised Persons’ Conduct

A.Conflicts of Interest

The Firm strives to identify and mitigate, to the extent practicable, all perceived, potential and actual conflicts of interest that may affect the Firm’s and its Supervised Persons’ provision of advisory services to the ETFs. All Supervised Persons should promptly report to the CCO any situation or circumstance that may give rise to a conflict of interest.

B.Outside Business Activities

Business activities other than employment at the Firm may present conflicts of interest. Such instances may include, but are not limited to: (i) serving as an officer, director, trustee or partner of any business organization; (ii) participating as a member of a limited liability company or a limited partner of a limited partnership; or (iii) serving as an employee or consultant, a teacher or lecturer, a publisher of articles or a radio or television guest. Accordingly, upon becoming a Supervised Person of the Firm, each Supervised Person must disclose all outside business activities to the CCO in the Compliance Questionnaire (see example in Appendix B), either a hard-copy or via electronic form via BasisCode, and prior to engaging in any new outside business activity, each Supervised Person must seek approval from the CCO by submitting an Outside Business Activity Approval Form (see example in Appendix C), either a hard-copy or via electronic form via BasisCode. All Supervised Persons are required to certify to the accuracy of the information disclosed on an annual basis and provide updated disclosure to replace any outdated information, as applicable.

The CCO will determine whether permission to engage in the outside activity should be granted or denied, based on a consideration of the nature of the outside activity, the number of hours involved, the amount of compensation and any other factors that in the CCO’s discretion may be relevant. Additionally, in the context of preparing a pre-screening or credit memorandum for a potential investment, all members of the applicable Investment Committee and members of the credit team must disclose to the CCO any business relationship (otherwise than as a representative the Firm) or any other matter that may pose a conflict of interest with any potential borrower, lender, tenant or investor.

In no event will the CCO approve a Supervised Person serving on the Board of Directors of a company in which an ETF client has made an investment.

Under no circumstances may a Supervised Person represent or suggest that his or her association with any outside business activity in any way reflects the approval by the Firm of that organization, such organization’s securities, its manner of doing business or any person connected with such organization or its activities.

C.Gifts and Entertainment

The Firm has adopted this Gifts and Entertainment policy to impose limits on, and monitor the nature and quantity of, “business-related” gifts, gratuities and entertainment in light of the nature of the Firm’s business, its fiduciary obligations to the ETFs, as well as the regulatory environment in which the Firm conducts its business. “Business-related” gifts, gratuities and entertainment are those that are primarily related the business of the Firm that Supervised Persons give to, or receive from, a person or firm that: (i) conducts business with or provides services to the Firm; (ii) may do business or is being solicited to do business with the Firm; or (iii) is associated with an organization that conducts or seeks to conduct business with the Firm. Gifts and entertainment that are provided or accepted by affiliates of the Firm that are not primarily related to the business of the Firm shall not be considered business-related gifts and entertainment for the purposes of this policy. In addition, Supervised Persons may not be compensated, directly or indirectly, except by the Firm or when otherwise approved by the Firm (including approval by the CCO or others, as provided elsewhere in this Code).

This policy is not intended to prevent Supervised Persons from giving or receiving gifts, gratuities or entertainment, provided that such gifts and entertainment are not extravagant, costly, lavish or excessive. The policy is intended to ensure that the practice of giving and accepting gifts, gratuities or entertainment is not abused and does not compromise the integrity, objectivity or fiduciary responsibilities of the Firm or its Supervised Persons, create an appearance of impropriety or raise potential conflicts of interest. For purposes of this policy, value is the higher of cost or face value. Gifts and entertainment given among Supervised Persons are not subject to the guidelines set forth below. Additionally, this policy is not intended to impede Supervised Persons from exchanging bona fide personal gifts and entertainment (i.e., in the context of a personal, pre-existing relationship and not a Firm business relationship), which shall not be considered “Business- related” gifts and entertainment.

5.Required Gift and Entertaiment Approvals

a.Receipt of Entertainment

“Entertainment” refers to meals, sporting events or other entertainment events where the giver intends to participate in or attends the event with the recipient (e.g., accompanies the recipient of baseball tickets to the game). If the giver intends to participate in the event, then such an event will be deemed entertainment.

Supervised Persons may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the entertainment is not lavish or extravagant in nature. If the estimated cost or value of the Supervised Person’s portion of the entertainment is greater than
$500, the Supervised Person must report his or her attendance to the CCO. If the estimated cost or value will exceed $1000, the attendance must be approved in advance by the CCO. Such reports and approval requests shall be made by submitting a Gift and Entertainment Approval Form (see example in Appendix D), either a hard-copy or via electronic form via BasisCode, to the CCO.

b.Provision of Entertainment

Each Supervised Person may offer entertainment events and other activities that are part of a business relationship of up to $500 per person without the prior written approval of the CCO, provided that the value of the item is consistent with customary business entertainment.

Entertainment that exceeds $500 per person in value must be reported to the CCO, and entertainment that exceeds $1,000 per person in value must be approved in advance by the CCO. Such reports and approval requests shall be made by submitting a Gift and Entertainment Approval Form (see example in Appendix D), either a hard-copy or via electronic form via BasisCode, to the CCO.

c.Receipt of Gifts

A “gift” refers to any object or thing of value provided for the recipient’s personal use or enjoyment. If, for example, the giver of tickets for an event does not intend in advance to be present at such event, then the tickets will be deemed a gift.

Each Supervised Person may accept business-related gifts of up to $500 in value per individual gift to or from any third party with whom the Firm conducts business, or could reasonably expect to conduct business, without the prior written approval of the CCO (either one single gift, or in the aggregate on a rolling 12-month basis). Individual gifts that exceed $500 in value must be reported to the CCO, and individual gifts that exceed $1,000 in value must be approved in advance by the CCO. Such reports and approval requests shall be made by submitting a Gift and Entertainment Approval Form (see example in Appendix D), either a hard-copy or via electronic form via BasisCode, to the CCO. Supervised persons may never accept gifts of cash or cash equivalents.

The Firm expects that it will bear the costs of Supervised Person’s travel and lodging associated with conferences, research trips, and other business-related travel. If these costs are borne by a person or entity other than the Firm they should be treated as a gift to the Supervised Person for purposes of this policy.

Gifts such as holiday baskets or lunches delivered to the Firm’s offices, which are received on behalf of the Firm, do not require reporting. Promotional items valued at less than $100 that clearly display the giver’s company logo also need not be reported. Examples of promotional gifts include mugs, hats and umbrellas.

d.Giving of Gifts

The Firm and its Supervised Persons are prohibited from giving gifts that may appear lavish or excessive. Each Supervised Person may offer business-related gifts of up to $500 in value per individual gift to any third party with whom the Firm conducts business, or could reasonably expect to conduct business, without the prior written approval of the CCO. Individual gifts that exceed $500 in value must be reported to the CCO, and individual gifts that exceed $1,000 in value must be approved in advance by the CCO. Such reports and approval requests shall be made by submitting a Gift and Entertainment Approval Form (see example in Appendix D), either a hard- copy or via electronic form via BasisCode, to the CCO.

e.Prohibited Conduct

No gift or entertainment should ever be accepted with the expectation of any quid pro quo from the Firm or any Supervised Person. Supervised Persons are prohibited from giving, and must tactfully refuse, any gift of cash, gift certificate or cash equivalents.

Furthermore, to ensure compliance with the Foreign Corrupt Practices Act (“FCPA”), Supervised Persons are prohibited from directly or indirectly paying or giving, offering or promising to pay, give or authorize or approving such offer or payment, of any funds, gifts, services or anything else of any value, no matter how small, or seemingly insignificant, to any “government official” (as defined under the FCPA) for any business or Firm-related reasons. For more information, please refer to the Foreign Corrupt Practices Act section of the Manual.

D.Political Contributions

Rule 206(4)-5 under the Advisers Act (the “Pay-to-Play Rule”) addresses practices commonly known as “pay to play”, where an investment adviser or its supervised persons directly or indirectly make contributions or other payments to certain U.S. public officials or candidates with the intent of soliciting investment advisory business. The Pay-to-Play Rule limits political contributions to state and local government officials, candidates, and political parties by an investment adviser and certain of its supervised persons. The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. Violations of the Pay to Play Rule can have serious implications. For example, an investment adviser could be limited in its ability to manage assets and provide other services to government-related clients or investors.

However, if an investment adviser advises only registered investment companies, the Pay-to-Play Rule only applies to the adviser if the registered investment company “is an investment option of a plan or program of a government entity”. Currently, the Firm does not advise any such registered investment company, so the Pay-to-Pay Rule is not currently applicable. At such future time as the Firm does advise such an investment company, the Firm will take immediate steps to ensure to adhere to all rule requirements.

III.Prevention and Detection of Insider Trading

The Firm’s business may require Supervised Persons to deal with highly confidential or sensitive information, including MNPI. The misuse of MNPI, may violate federal and state securities laws as well as other regulatory requirements. Such misuse may also damage the reputation and financial position of the Firm and its Supervised Persons, and therefore must be avoided.

The misuse of MNPI is generally known as “insider trading”. Insider trading is not explicitly defined in securities laws; however, it has been interpreted to mean trading on the basis of MNPI for profit or to avoid loss. Securities laws have been interpreted to prohibit trading while in possession of MNPI, whether received directly or indirectly or communicating MNPI to others in breach of a fiduciary duty.

The Firm forbids all Supervised Persons from trading for the Firm, on behalf of the ETFs, oneself or for others on the basis of MNPI. Furthermore, communicating MNPI to others, except as provided below, is expressly forbidden. The Firm’s policy extends to activities within and outside a Supervised Person’s and Access Person’s relationship with the Firm.

Supervised Persons may face monetary penalties of up to three times the illicit profits gained or losses avoided, as well as disgorgement of profits or losses avoided from such transactions, termination of employment, disbarment from the securities industry and/or incarceration. In addition, the Firm may face monetary penalties and reputational damage.

If a Supervised Person thinks that he or she might be aware of MNPI, he or she should take the following steps:
•Report the information immediately to the CCO.
•Do not purchase or sell the Securities on behalf of the ETFs, yourself, or others.
•Do not communicate the information inside or outside the Firm, other than to the CCO. Unless, the other person(s) have the need to know such information; for example, an outside counsel, accountant or compliance consultant.
For more information, please refer to the section on MNPI in the Manual.

IV.Personal Trading Policies and Procedures

Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940 require the Firm’s Code to impose certain restrictions on the personal securities trading of Access Persons and any Immediate Family Member living in the same household or to whom the Access Person provides primary financial support. Such restrictions include obtaining pre-approval for certain trades or private transactions and reporting certain trading activities and Securities holdings.

Pursuant to the Rule, the following Personal Trading Policy is designed to prevent potential legal, business or ethical conflicts and to minimize the risk of unlawful trading in any Personal Trading Account and guard against the misuse of confidential information. All personal trading and other activities of Access Persons and any Immediate Family Member living in the same household or to whom the Access Person provides primary financial support, must avoid any conflict or perceived conflict with the interests of the Firm and the ETFs.

In the event of a material change to this Personal Trading Policies and Procedures Section of this Code of Ethics, the CCO shall inform the ETF’s CCO of such change and ensure that the change is approved by the ETF’s Board no later than six months after the change is adopted.

A.Personal Trading Accounts

Access Persons are required to report to the CCO all Personal Trading Accounts upon hire at the time of hire and quarterly thereafter via the Compliance Questionnaire (see example in Appendix B), either a hard-copy or via electronic form via BasisCode,. Additionally, upon opening or closing a Personal Trading Account, Access Persons are required to notify the CCO accordingly by email or in writing. Each Access Person shall authorize duplicate copies of all account statements relating to such Personal Trading Accounts to be sent to the CCO and shall report all private securities transactions that are not reflected in the account statements of such Personal Trading Accounts to the CCO promptly.

Access Persons must also include any Third-Party Managed Accounts in their reports to the CCO, which are accounts for which the Access Person has designated investment discretion entirely to a third party. Each Access Person must provide the CCO a written discretionary account or trust certification, in a form acceptable to the CCO, with respect to any Third-Party Managed Account that holds Reportable Securities on behalf of such Access Person in order to substantiate the Access Person’s absence of discretion over transactions. Subject to the discretion of the CCO, transactions executed by a third-party manager or advisor in Third-Party Managed Accounts are exempt from the Firm’s Securities pre-clearance and reporting requirements outlined in this Code.

B.Securities Reporting

In order to provide the Firm with information to enable it to determine with reasonable assurance any indications or the appearance of a conflict of interest with the investment activity of the ETFs, each Access Person must submit the following reports to the CCO showing all transactions in which the Access Person and any Immediate Family Member living in the same household or to whom the Access Person provides material financial support, has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. For purposes of these procedures where the activity involves the Personal Trading Accounts or trading activity of the CCO, copies of any notice, account statement or report will be given to the Firm’s Managing Member, who will be responsible for approving trades requested in any Personal Trading Account of the CCO. Furthermore, where the activity involves the Personal Trading Accounts or trading activity of any member of the Investment Committees (other than Investment Committee members that are not Supervised Persons of the Firm), copies of any notice, account statement or report will be given to the Firm’s Managing Member, who will be responsible for approving trades requested in the Personal Trading Account of such Investment Committee members.

1.Initial and Annual Holdings Reports

New Access Persons will be required to report all of their personal securities holdings no later than ten (10) days after becoming Access Persons of the Firm. The initial holdings report must be current as of a date not more than forty-five (45) days prior to the date the person becomes an Access Person with the Firm. Annually thereafter, existing Access Persons are required to provide the Firm with a complete list of Reportable Securities holdings, no later than forty-five (45) days after calendar year end (which information must be current as of a date no more than 45 days before the date on which the report is submitted). Such information is to be provided to the CCO via the Compliance Questionnaire (see example in Appendix B), either a hard-copy or via electronic form via BasisCode,. The CCO may also accept alternative means of disclosure in lieu of the Compliance Questionnaire in her sole discretion.

Each holdings report (both the initial and annual) must contain, at a minimum: (i) the title and type of Security and, as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership; (ii) the name of any broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the Access Person’s direct or indirect benefit; and (iii) the date the Access Person submits the report.

2.Quarterly Transactions Reports

Access Persons are required to instruct their brokers to send to the Firm duplicate account statements for all Personal Trading Accounts. Such statements must be received by the CCO or a designated third-party, no later than thirty (30) days after the end of each calendar quarter. If trades do not occur through a broker-dealer (e.g., purchase of an interest in a private investment fund), such transactions shall be reported separately at the time of the transaction and a record of such investment will be retained accordingly.

Consistent with the Advisers Act, the quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership: (i) the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the Reportable Security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date that the report is submitted.

Access Persons are not required to make any holdings or transitions reports under this Code with respect to Reportable Securities held in any Third-Party Managed Accounts.

Access Persons will certify quarterly that they have provided all reportable transactions and all new account openings during the quarter.

C.Preclearance Procedures

Access Persons must complete and deliver to the CCO the Firm’s Personal Securities Trading Approval Form (see example in Appendix E), either a hard-copy or via electronic form via BasisCode, and obtain the prior approval of the CCO, prior to directly or indirectly:

1.acquiring Beneficial Ownership in any Security in an initial public offering (“IPO”);
2.acquiring Beneficial Ownership in any Security in a limited offering or private placement;
3.Transacting in ETFs advised by the Firm for any account in which he or she has any direct or indirect Beneficial Ownership; or
transacting in securities on the Restricted List.
The CCO shall retain all Personal Securities Trading Approval Forms, with such forms indicating whether the Access Persons’ requests for pre-clearance have been approved or denied. When submitting requests, Access Persons are required to certify that they do not possess material non- public information. All notifications of approval or denial of pre-clearance to enter into a personal Securities transaction issued by the CCO shall be treated confidentially.

The CCO will promptly notify an Access Person of the Firm’s approval or denial of the requested transaction by sending notification to the Access Person. Once pre-clearance for a transaction is granted, pre-clearance is valid until the end of the trade day following the day in which the trade was approved by the CCO (“Approval Date+1”). If the transaction is not executed or is only partially executed within the approved timeframe, a new pre-clearance request must be submitted to the CCO prior to executing or continuing the transaction.

Prior to the CCO trading in Securities that require pre-clearance, the CCO will obtain prior approval from the Firm’s Managing Member.

D.Blackout Period
Pre-trade clearance for transactions of securities on the Restricted List may not be approved during the seven days before and seven days after rebalancing the underlying ETF portfolios.
E.Review

On at least a quarterly basis, or at any other time as may be prudent, the CCO shall review the personal trading activity of all Access Persons. The CCO will closely monitor the investment activity of Access Persons, including but not limited to a reconciliation of all pre-clearance requests to the broker statements, to detect any abuses. The CCO may, at his/her discretion, appoint a designee to assist with the review of the personal trading activity of Access Persons.

The CCO or a designee will closely monitor Access Persons’ investment patterns to detect the following potentially abusive behavior:

•Frequent and/or short-term trades in any Security;
•Personal trading in Securities also held by an ETF advised by the Firm;
•Trading opposite of ETF trades;
•Trading ahead of the ETFs; and
•Trading that appears to be based on Material Nonpublic Information.

F.Remedial Actions

The Firm takes the potential for conflicts of interest caused by personal trading very seriously. The Firm reserves the right to prevent purchases or sales of a Security by an Access Person for any reason it deems appropriate. In the event that the Firm’s personal trading policies are not complied with, the Firm reserves the right to impose various sanctions on Access Persons that violate the Code. Such remedial action may include restrictions on future personal trading by the Access Person, monetary fines, disgorgement of profits, reprimand or termination of employment.

G.Confidentiality of Reporting

The CCO and any other designated compliance personnel receiving reports of Access Person holdings and transactions under this Code will keep such reports confidential, except to the extent that the CCO and such compliance personnel are required to disclose the contents of such reports to regulators. The CCO will confer with counsel to the extent the CCO believes necessary to determine whether the content of any such reports must be disclosed to such regulators or that the CCO has determined in his discretion is otherwise necessary to do so.

Appendix A
Example of Code of Ethics Certification Form Subversive Capital Advisor LLC

The undersigned supervised person (the “Supervised Person”) of the Firm hereby certifies as follows:

(1)I have read and understand the Firm’s Code of Ethics;

(2)I agree to comply with the policies and procedures set forth in the Code of Ethics at all times and I acknowledge that such compliance is a condition to my employment or engagement with the Firm;

(3)I have reported all Securities holdings and Securities transactions, as required by the Code of Ethics, during the prior year.

(4)I understand and agree that I have an affirmative duty to report violations (or suspected violations) of the Code of Ethics to the Chief Compliance Officer; and

(5)I understand that a violation of the Code of Ethics or a misrepresentation in this Certification could constitute a violation of U.S. federal securities laws.

Signature of Supervised Person

Name of Supervised Person

Date

Appendix B
Example of Compliance Questionnaire Subversive Capital Advisor LLC

Supervised Person Name:

This Compliance Questionnaire (the “Questionnaire”) is an important part of the compliance program of Subversive Capital Advisor LLC (the “Firm”). The information being requested is necessary to be disclosed to enable the Firm to comply with applicable laws and regulations, including the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

This questionnaire will be distributed to personnel of the Firm upon hire and at least quarterly thereafter. If events or circumstances occur at any time during the year that would change any of the information provided in this questionnaire, please promptly notify the Chief Compliance Officer (“CCO”).

Instructions:

This questionnaire contains four parts:

A.Definitions
B.Required Disclosures
C.Legal Proceedings
D.Certification

Please read and complete Sections A-D.

Some questions contain words or phrases in italics, which include defined terms. Please refer to
Section A: Definitions when answering these questions. Sign and date the completed Questionnaire on the last page.
Return the completed Questionnaire to the Chief Compliance Officer. Please contact the Chief Compliance Officer with any questions.

A.Definitions

Access Person means any Supervised Person of the Firm who: (i) has access to nonpublic information regarding any ETFs’ purchase or sale of securities, or (ii) is involved in making securities recommendations to ETFs, or who has access to such recommendations that are nonpublic. All members of the Investment Committee (other than Investment Committee members that are not being treated as Supervised Persons) and all managers, members, officers and partners of the Firm are deemed to be Access Persons. Certain of the Firm’s consultants or temporary workers may be deemed Access Persons, as determined from time to time by the CCO. As of the date of this Code, all Supervised Persons of the Firm are deemed to be Access Persons.
Beneficial Ownership means direct or indirect pecuniary interest in the Securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise. An Access Person is presumed to be a Beneficial Owner of Securities that are held by his or her Immediate Family Members sharing the Access Person’s household or to whom the Supervised Person and Access Persons provides primary financial support.
Corporate Board means any board of directors or corporate governing body, including an advisory board, management committee or their equivalents in partnerships and limited liability companies.

Covered Person means each Supervised Person, any member of the Supervised Person’s household and any person to whom the Supervised Person provides material financial support.

Holdings Report means a list of all Reportable Securities held personally, within a Personal Trading Account or in the form of a Private Placement or IPO. This report provides the Firm with an annual statement of the Access Person’s personal securities holdings and allows him or her to certify to its accuracy.

Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

Initial Public Offering or IPO means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

Non-Reportable Account means any investment or trading account, which meets the definition of Personal Trading Account and which holds exclusively Securities that are not Reportable Securities.

Non-Reportable Securities include: (i) direct obligations of the Government of the United States;
(ii) bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies (e.g., open-end mutual funds), unless the Firm or a control affiliate acts as the investment adviser or principal underwriter for the fund.

Outside Business Activity means any activity that calls for a material time commitment or provides compensation in return for investment-related or other-business-related activity. Further, Outside Business Activities also include (i) serving as an officer, director, trustee or partner of any business organization; (ii) participating as a member of a limited liability company or a limited partner of a limited partnership; or (iii) serving as a consultant, teacher, lecturer, publisher of articles or radio or television guest. If you are in doubt as to whether an activity is an Outside Business Activity, consult the CCO. Compensation may be provided, without limitation, as cash or non-cash salaries, commissions, director’s fees and consulting, finders, advisory and other fees.

Person means a natural person (an individual) or a company. A company includes any partnership, corporation, trust, limited liability company, limited liability partnership, or other organization.

Personal Trading Account means a personal investment or trading account of an Access Person or an account related to a personal investment or trading account of an Access Person. Personal Trading Accounts include accounts for: (i) trusts for which an Access Person acts as trustee, executor, custodian or discretionary manager; (ii) the benefit of the Access Person’s spouse or minor child; (iii) the benefit of any Immediate Family Member living with the Access Person; and
(iv) the benefit of any person to whom the Access Person provides material financial support.

It may be possible for Access Persons to exclude accounts held personally or by Immediate Family Members sharing the same household if the Access Person does not have any direct or indirect influence or control over the accounts, or if the Access Person can rebut the presumption of beneficial ownership over family members’ accounts. Access Persons should consult with the CCO before excluding any accounts held by Immediate Family Members sharing the same household.

A Personal Trading Account may also include an investment or trading account over which an Access Person exercises control or provides investment advice or a proprietary investment or trading account maintained for the Firm or its Access Persons.

Private Investment means an offering of Securities that is exempt from registration under the Securities Act, pursuant to Section 4(a)(2) or Section 4(a)(6) or pursuant to Rules 504, 505 or 506 of Regulation D.

Reportable Securities include all Securities but for this purpose will not include Non-Reportable Securities:

SEC means the United States Securities and Exchange Commission.

Security or “Securities means any, or a combination of any, note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of or warrant or right to subscribe to or purchase any of the foregoing. Security also includes any Digital Security. Commodities, futures and options traded on a commodities exchange are not considered securities.

Any Access Person who wishes to purchase, acquire or sell any asset that is issued and transferred using distributed ledger or blockchain technology, including, but not limited to, virtual currencies, cryptocurrencies, digital “coins” or “tokens” (“Digital Assets”), should consult with the CCO as to whether such Digital Asset would be considered a Security, and specifically a “Digital Security”, for purposes of this policy. A Digital Asset is likely to be considered a Digital Security if it is offered and sold as an investment contract. On April 3, 2019, the SEC published a framework for investment contract analysis of Digital Assets. The CCO may use this framework, among other relevant SEC guidance, to determine whether a Digital Asset would be considered a Digital Security for the purposes of this policy. If the CCO determines that such Digital Asset should be considered a Digital Security, the Digital Asset will be considered a Reportable Security for purposes of this policy

Supervised Person means any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Firm or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm. Certain of the Firm’s consultants or temporary workers may be deemed Supervised Persons, as determined from time to time by the CCO.

Third-Party Managed Account means an account for which an Access Person has designated investment discretion entirely to a third party. In such account, the Access Person cannot exercise any investment discretion in the purchase or sale of Securities.

B.Required Disclosures

1.Example of Outside Business Activities Form

Please list all Outside Business Activities in which you participate. Additionally, please include all memberships on Corporate Boards for you and your Covered Persons.

As defined above, “Outside Business Activities” include all activities that call for a material time commitment or provide for compensation in return for investment-related or business-related activity. If you are in doubt as to whether an activity is an Outside Business Activity, please consult the CCO. You are deemed to be compensated for an Outside Business Activity if you receive, without limitation, cash or non-cash salaries, commissions, director’s fees or consulting, finders, advisory and other fees.

Description of Activity	Position/Title	Compensated (Y/N)	Time Commitment per Month

Is your spouse or any other Covered Person in relation to you currently employed or engaged by a company (or other entity) that primarily operates within the financial services industry (e.g., broker-dealer, investment bank, registered investment adviser, hedge fund, mutual fund, etc.)?

Yes    No
If you checked “yes”, please identify the company and describe the relationship:

Is your spouse or any other Covered Person currently employed or engaged by a public company?
Yes    No
If you checked “yes”, please identify the company and describe the relationship:

Is your spouse or any other Covered Person employed or engaged by a vendor providing services to the financial services industry?
Yes    No
If you checked “yes”, please identify the vendor and describe the services it provides:

2.Example of Trading and Investment Accounts Form

All Access Persons must disclose all personal investment or trading accounts in which you or your Covered Persons have any direct or indirect financial interest in Reportable or Non-Reportable Securities.

Non-Access Person. If you are not an Access Person, please check this box and skip to Section 4 of this Questionnaire.

Please distinguish between following types of accounts in this section:

•In Section 2(a), disclose all Personal Trading Accounts (accounts that hold Reportable Securities and a Covered Person has investment discretion).

•In Section 2(b), disclose all Third-Party Managed Accounts (accounts that hold Reportable Securities where investment discretion has been fully delegated to a third party).

•In Section 2(c), disclose all Non-Reportable Accounts (accounts that can only hold Non- Reportable Securities).

a)Personal Trading Accounts
Please disclose all accounts in which Reportable Securities can be traded where you or a Covered Person have investment discretion. This includes any IRA account, 401(k) account or any other brokerage account that does or may hold Reportable Securities. If an IRA account or 401(k) account only holds and can only hold Non-Reportable Securities, please disclose such account as a Non-Reportable Account in Section 2(c) below.

Account Name	Account Number	Brokerage Firm Name	Brokerage Firm Branch Address

b)Third-Party Managed Accounts

Please disclose all Third-Party Managed Accounts in which Reportable Securities are held. A Third-Party Managed Account is an Account for which the Covered Persons with Beneficial Ownership do not retain direct or indirect influence or control.

Accordingly, the following statements should be true for all accounts disclosed as Third-Party Managed Accounts:

•You do not suggest purchases or sales of investments to the trustee or third party discretionary manager of the Third-Party Managed Account.

•You do not direct purchases or sales of investments in the Third-Party Managed Account.

•You do not consult with the trustee or third party manager as to the individual securities transactions to be made in the Third-Party Managed Account.

The statements above do not apply to discussions in which a third party manager simply summarizes, describes or explains account activity without receiving directions or suggestions from a Covered Person.

Account Name	Account Number	Brokerage Firm Name & Branch Address	Manager/Advisor Name and Email*

* Please note that it is imperative to provide accurate and complete contact information for any third-party account managers / financial advisors in order to obtain the necessary attestations regarding the delegation of investment discretion.

c)Non-Reportable Accounts

Please disclose all accounts that can only hold Non-Reportable Securities. Non-Reportable Securities include:

i)Direct obligations of the Government of the United States;

ii)Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

iii)Shares of other types of open-end registered investment companies (e.g., open-end mutual funds), unless the Firm or a control affiliate acts as the investment adviser or principal underwriter for the fund

Account Name	Account Number	Brokerage Firm Name	Brokerage Firm Branch Address

3.Example of Securities Holdings Form

All Access Persons are required to provide a list of positions held in Reportable Securities by themselves and any Covered Persons initially upon hire and annually thereafter.

Non-Access Person. If you are not an Access Person, please check this box and skip to Section 4 of this Questionnaire.

For all Access Persons, please select one of the options below to list out your Reportable Securities holdings as of [DATE]. Please use additional sheets of paper as needed. By signing the last page of this questionnaire, you are certifying that the Firm has a complete and accurate list of your Personal Trading Accounts and Reportable Securities holdings.

List of Holdings. Please check this box if you are listing all Reportable Securities holdings owned by you and your Covered Persons in Section 3(b).

Brokerage Statements. Brokerage statements for your Accounts that hold Reportable Securities may be attached instead of listing all Reportable Securities holdings in Section 3(b) if equivalent information is provided. Please check this box if you are providing brokerage statements that reflect your current Reportable Securities holdings in your Accounts.

No Holdings.    Please check this box if you and your Covered Persons do not have
Beneficial Ownership of any Reportable Securities in your Accounts.

a)Private Investments

Please disclose ownership of all securities acquired in a limited offering. This includes, but is not limited to, all investments in private companies or investments in private funds (e.g., a private equity or hedge fund), securities acquired via an initial public offering (“IPO”) or secondary offering, and any other Private Investments.

Investment Name	Description	Issuer Name and Relationship	Contact at the Issuer

b)Reportable Securities Holdings

For all Reportable Securities holdings not otherwise disclosed to the Firm by attaching brokerage statements for your Personal Trading Accounts, please list all Reportable Securities in which you or your Covered Persons have any Beneficial Ownership as of [DATE].

C.Example of Legal Proceedings Form

The Firm is required to conduct an inquiry to determine whether any employee has had a “disqualifying event” and disclose any such event to investors. Accordingly, please answer the questions below.

For purposes of this section, the following definitions apply:

CFTC: Commodity Futures Trading Commission.

Charged: Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

Enjoined: This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

Felony: For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least
$1,000. The term also includes a general court martial.

Foreign Financial Regulatory Authority: This term includes:

a)A foreign securities authority;
b)Another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and
c)A foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.

Found: This term includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

Involved: Engaged in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

Minor Rules Violation: A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)

Misdemeanor: For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.

Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges brought in the absence of a formal criminal indictment or information (or equivalent formal charge).

SEC: Securities and Exchange Commission.

Self-Regulatory Organization: Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), Chicago Board Options Exchange (“CBOE”), the Financial Industry Regulatory Association (“FINRA”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

United States Postal Service false representation order: A scheme or device for obtaining money or property through the mail by means of false representations.

1.In the past ten years, have you:
a.been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?
Yes    No
b. been charged with any fefelony?
Yes     No

2.In the past ten years, have you:
a.been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements (including any false filing with the SEC), or omissions, wrongful taking of property, misappropriation of funds or securities, embezzlement, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
Yes    No
b. been charged with a misdemeanor listed in Item 2.a? Yes No

3.Has the SEC or the CFTC ever:
a.found you to have made a false statement or omission?
Yes No
b.found you to have been involved in a violation of SEC or CFTC regulations or statutes?
Yes No
c.found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?
Yes No
d.entered an order against you in connection with investment-related activity?
Yes No
e.imposed a civil money penalty on you, or ordered you to cease and desist from any activity?
Yes No

4.Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority ever:
a.found you to have made a false statement or omission, or been dishonest, unfair or unethical?
Yes No
b.found you to have been involved in a violation of investment-related regulations or statutes?
Yes No
c.found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?
Yes No
d.entered an order against you in connection with an investment-related activity?
Yes No
e.denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?
Yes No

5.Has any self-regulatory organization or commodities exchange ever:
a.found you to have made a false statement or omission?
Yes No
b.found you to have been involved in a violation of its rules (other than a violation designated as a “minor rules violation” under a plan approved by the SEC)?
Yes No
c.found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?
Yes No

d. disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?
Yes No

6.Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?
Yes No

7.Has any domestic or foreign court:
a.in the past ten years, enjoined or restrained you in connection with any investment- related activity?
Yes No
b.ever found that you were involved in a violation of investment-related statutes or regulations?
Yes No
c.ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?
Yes No

8.Are you now the subject of any proceeding or to your knowledge any investigation that could result in a “yes” answer to any question in this Legal Proceedings Questionnaire?
Yes No

Please note: if you answered “yes” to any of the questions above, please provide full details, including the date of any order, decree or judgment, the court or agency involved and the final disposition, if any. Please attach any relevant documentation and use a separate sheet of paper if necessary. You must promptly notify the CCO in writing if any of the information in questions 1 through 8 above changes.

D.Example of Compliance Questionnaire Certification

I hereby certify that the information provided in the foregoing Questionnaire is complete, accurate and correctly stated to the best of my knowledge, information and belief.

I certify that the Personal Trading Accounts disclosed to the Firm and the list of Reportable Securities held in such accounts, in addition to any Private Investments (whether listed above in Section 3(b): Securities Holdings, or otherwise disclosed by attaching brokerage statements for Personal Trading Accounts in a Holdings Report), are a complete and accurate list of my personal holdings in Reportable Securities as of [DATE].

I further understand that the Firm may request information from various information reporting agencies to ensure that the information disclosed above is both accurate and complete.

Signature

Print Name

Date

Appendix C
Example of Outside Business Activity Approval Form Subversive Capital Advisor LLC

Please complete a separate copy of this form for each new Outside Affiliation or Activity for which you would like approval. You may also be asked to provide additional information to assist in evaluating this request.

Supervised Person Name:
Name of the entity:

Is the entity publicly traded?
Yes No

Do you expect to have access or receive material, non-public information regarding the entity?
Yes No

What is the nature of business or activity of the entity?

Are you seeking pre-approval to hold a corporate board membership?
Yes No

Please describe any financial interest (including equity ownership interest) that you will have in the entity or compensation that you will receive from the entity.

Approximate hours per month you will devote to the entity During business hours:
After business hours:

Your Title or Function with the entity (including whether you will have an active role in management):

Date affiliation or activity will begin:

Do you know of any significant adverse information about the entity or any conflict between the entity and the Firm?
Yes No

If yes, please explain:

Do you have or control a brokerage account for the above entity?

Yes No

Are you involved in making investment decisions for or on behalf of this entity?
Yes No

Requestor Signature:
Date:

Outside Business Activity has been approved	Yes	No

Notes, if applicable:

CCO Signature:
Date:

Appendix D
Example of Gift and Entertainment Approval Form Subversive Capital Advisor LLC

Supervised Person Name:

Date to be given / received:

Are you requesting approval for a gift or for entertainment?
Gift     Entertainment

Are you requesting approval to give or receive the gift / entertainment?
Giving         Receiving

Description:

Estimated Value:

Provider:
Did Provider participate?    Yes     No

Recipient:
Did Recipient participate?    Yes     No

I certify that this description is a true and accurate depiction of the gift or event and that receipt of this gift or attendance of this event shall create no conflict of interest.

Requestor Signature:

Date:

Gift / Entertainment has been approved	Yes	No

CCO Signature:
Date:

Appendix E
Example of Personal Securities Trading Approval Form
Subversive Capital Advisor LLC

Supervised Person Name:

Date:

Issuer:

Ticker/CUSIP:

Details of Proposed Transaction:	Buy	Sell	Short

Type of security (e.g., note, common stock, preferred stock):

Quantity of shares or unit:

Approximate price per share/units:

Account for which transaction will be made:
(Please include brokerage name and account number)

Is this an IPO allocation?	Yes	No
Is this security a Private Placement?	Yes	No
Is the Firm considering any trades in the security for a ETF?	Yes	No

I certify that I am not in possession of any material non-public information relating to the security for which I am seeking pre-clearance.

Requestor Signature:
Date:

Transaction has been approved	Yes	No

Notes, if applicable:

CCO Signature:
Date: